SCHEDULE 14A INFORMATION

                  Consent Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential for use by Commission only
         (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              CCA Industries, Inc.
                     ---------------------------------------
                     Name of Registrant Specified in Charter

                              CCA Industries, Inc.
                     ---------------------------------------
                      Name of Person Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:
                ----------------------------------------------------------------

        2)      Aggregate number of securities to which transaction applies:
                ----------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                ----------------------------------------------------------------

        4)      Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:         ____________________

        2)      Form, Schedule or
                 Registration Statement No.:    ____________________

        3)      Filing Party:                   ____________________

        4)      Date Filed:                     ____________________

                              CCA INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 12, 2000

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), will be held on July 12, 2000, at 4 p.m., at the Fairfield Inn, 850 Route 120, East Rutherford, New Jersey 07073, for the following purposes:

MANAGEMENT PROPOSALS

     1. To elect directors to serve on the Board of Directors for the ensuing year.

     2. To approve the appointment of Sheft Kahn & Company L.L.P. as the Company's independent certified public accountants for the fiscal year ending November 30, 2000.

OTHER MATTERS

     To transact such other business as may properly come before the meeting or any adjournment thereof.

                                      * * *

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     Only shareholders of record at the close of business on June 2, 2000 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /S/ IRA BERMAN
                                           ----------------------------------
                                           IRA W. BERMAN,
                                           Corporate Secretary and
                                           Chairman of the Board

East Rutherford, New Jersey
May 26, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED THEREFOR.

                              CCA INDUSTRIES, INC.

                        EAST RUTHERFORD, NEW JERSEY 07073

                                ----------------

                                 PROXY STATEMENT

                                ----------------

     The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), for use at its Annual Meeting of Shareholders to be held on July 12, 2000, at 4p.m. Shareholders of record on June 2, 2000 will be entitled to vote. The meeting will be held at the Fairfield Inn, 850 Route 120, East Rutherford, New Jersey 07073.

     The Company intends to mail this Proxy Statement, and the Company's Annual Report for the 1999 fiscal year, on or about June 6, 2000.

                                   I. GENERAL

A. VOTING

     The Company, as provided in and by its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock. (At the Company's 1998 Annual Meeting, the shareholders, voting in favor of a Board-of-Directors proposal, empowered the Board of Directors to amend the Certificate of Incorporation to authorize 20,000,000 shares of Preferred Stock and, thereupon, to issue Preferred Stock shares in one or more series, with such preferences, limitations and relative rights as it should determine. The resulting amendment of the Certificate of Incorporation was filed in the office of the Delaware Secretary of State, and made effective, in August of 1999.)

     On May 15, 2000, there were 6,321,151 shares of Common Stock and 1,020,930 shares of Class A Common Stock outstanding. (The Company owns, as Treasury Stock, 95,996 shares of Common Stock.) At the date of this statement, no Preferred Stock is issued, and the Board has no plan or negotiation expecting any issuance of Preferred Stock shares.

     Owners of Common Stock and owners of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent except in respect of the election of directors.

     In respect of the election of directors, the Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three. (In consequence, no proposal to alter or change the right of Class A Common Stock shareholders to elect a majority of directors could be effectively voted unless a separate majority of the Class A Common Stock shares were voted therefor.)

     A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by Management, and other business that may properly come before the 2000 Annual Meeting. Fifty percent (50%) of all outstanding shares constitutes a quorum for all purposes other than the election of directors. In respect thereof, fifty percent (50%) of the outstanding shares of Common Stock is a quorum for the election of directors to be elected by holders of Common Stock, and fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock.

     Nonvoting of shares (whether by abstention, broker non-vote or otherwise), other than the potential effect of denying a quorum, has no impact on voting.

B. SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

     The following table sets forth certain information regarding the ownership of the Company's Common Stock and Class A Common Stock as of May 15, 2000 by (i) all those known by the Company to be owners of as much as five (5%) percent of the outstanding shares of Common Stock and/or Class A Common Stock, (ii) each officer and director, and (iii) all officers and directors as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is beneficial owner of them.


                                                                                 OWNERSHIP
                                                          NUMBER OF             PERCENTAGE
NAME AND ADDRESS                                        SHARES OWNED:          (ALL SHARES)
----------------                                   ---------------------       ------------
                                                   COMMON
                                                   STOCK         CLASS A
                                                   -------       -------
David Edell                                        279,535       484,615          10.55
c/o CCA Industries, Inc.
200 Murray Hill Parkway
East Rutherford, NJ 07073

Ira W. Berman                                      234,595       473,615           9.77
c/o CCA Industries, Inc.

Drew Edell                                          51,250             0           0.71
c/o CCA Industries, Inc.

Sidney Dworkin                                      50,000             0           0.69
1550 No. Powerline Road
Pompano, FL 33069

Dunnan Edell                                        41,250             0           0.57
c/o CCA Industries, Inc.

Jack Polak                                          25,000        47,700           1.00
90 Park Avenue
New York, NY 10016

Stanley Kreitman                                         0             0           0
c/o CCA Industries, Inc.

Rami G. Abada
c/o CCA Industries, Inc.                                 0             0           0

John Bingman
c/o CCA Industries, Inc.                                 0             0           0

Officers and Directors                             681,630     1,005,930          21.59
as a group (9 persons)

-------------

(1) David Edell, Ira Berman and Jack Polak own over 95% of the outstanding shares of Class A Common Stock. Messrs. David Edell, Dunnan Edell and Ira Berman are officers and directors. Messrs. Drew Edell and John Bingman are officers. Messrs. Polak, Kreitman, Abada and Dworkin are directors.

C. EXECUTIVE COMPENSATION

     I. SUMMARY COMPENSATION TABLE

     The following table summarizes compensation earned in the 1999, 1998, and 1997 fiscal years by the Company's Chief Executive Officer and all of the executive officers whose fiscal 1999 compensation exceeded $100,000 (the "Named Officers").


                                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                            ------------------------------- -----------------------------------
                                                                  ALL OTHER      NUMBER OF
                                                                   ANNUAL     SHARES COVERED         OTHER
                                                                   COMPEN-       BY STOCK          LONG-TERM
NAME AND PRINCIPAL POSITION         YEAR     SALARY       BONUS   SATION(1) OPTIONS GRANTED(2)  COMPENSATION(2)
---------------------------         ----    --------    --------  --------- ------------------  ---------------
David Edell, ..................     1999    $401,468    $111,546   $17,088             0                 0
  President and Chief .........     1998     378,743     151,604    19,429             0                 0
  Executive Officer ...........     1997     357,305     171,254    24,812       100,000                 0

Ira W. Berman, ................     1999     401,468(3)  111,546    16,666             0                 0
  Secretary and Executive .....     1998     378,743(3)  151,604    16,403             0                 0
  Vice President ..............     1997     357,305(3)  171,254    22,345       100,000                 0

Dunnan Edell, .................     1999     200,000      15,000     7,614             0                 0
  Executive Vice President-- ..     1998     200,000           0     9,787             0                 0
  Sales .......................     1997     200,000      25,000    14,898        50,000                 0

Drew Edell, ...................     1999     150,000      12,000     1,468             0                 0
  Vice President-- ............     1998     150,000           0     2,508             0                 0
  Manufacturing ...............     1997     131,800      15,000     2,283        50,000                 0

----------

(1) Includes the personal-use value of Company-leased automobiles, the value of Company-provided life insurance, and health insurance that is made available to all employees, plus director-fees paid to Messrs. David Edell, Ira Berman and Dunnan Edell.

(2)  See "Employment Contracts/Executive Compensation Program."

(3)  Includes $99,396 paid to Ira W. Berman & Associates, P.C.

     II. 1999 OPTION GRANTS, FISCAL YEAR OPTION
         EXERCISES, YEAR-END OPTION VALUATION

     No new options were issued to any of the Named Officers in fiscal 1999.

     The next table identifies 1999 fiscal-year option exercises by Named Officers, and reports a valuation of their options.

                     FISCAL 1999 AGGREGATED OPTION EXERCISES
                       AND NOVEMBER 30, 1999 OPTION VALUES


                                                                         NUMBER OF            VALUE OF
                                                                      SHARES COVERED         UNEXERCISED
                                      NUMBER OF                       BY UNEXERCISED        IN-THE-MONEY
                                   SHARES ACQUIRED                      OPTIONS AT           OPTIONS AT
                                     ON EXERCISE    VALUE REALIZED   NOVEMBER 30, 1999  NOVEMBER 30, 1999(1)
                                   ---------------  --------------   -----------------  --------------------
David Edell ...................        60,000           $96,125          457,500              $278,592
Ira W. Berman .................        40,000            65,000          502,000               317,542

-----------

(1) Represents the difference between market price and the respective exercise prices of options at November 30, 1999.

     The following table identifies the stock options held by the Named Officers, the exercise prices of which have been reduced during the past 10 years.

                                REPRICED OPTIONS


                                 NUMBER        ORIGINAL        ORIGINAL                         NEW
                                OF SHARES     GRANT DATE        PRICE       DATE REPRICED      PRICE
                                ---------     ------------     --------     -------------      ------
David Edell ...............      100,000      Aug. 1, 1997      $2.50        Nov. 3, 1998      $1.50
Ira W. Berman .............      100,000      Aug. 1, 1997       2.50        Nov. 3, 1998       1.50
Dunnan Edell ..............       50,000      Aug. 1, 1997       2.50        Nov. 3, 1998       1.50
Drew Edell ................       50,000      Aug. 1, 1997       2.50        Nov. 3, 1998       1.50

     The full Board of Directors authorized the November 1998 repricing in consequence of a declining market valuation, inconsistent with the Company's realizable value. The market price of the Common Stock at the date of repricing was $1.50. At that date, the original option terms (10 years from August 1, 1997) had approximately 8 years and 10 months to run. When the options were originally issued, on August 1, 1997, the market price of the Company's Common Stock was $2.50.

     III. COMPENSATION OF DIRECTORS

     Each director was paid $2,000 per meeting for attendance of board meetings in fiscal 1999 (without additional compensation for committee meetings). No new options were granted to any director, but options issued to each of them in fiscal 1997 were re-priced in 1998. The old and new prices, issuance dates and at-issuance market prices are as reported above in respect of the three directors (David Edell, Ira Berman and Dunnan Edell) who are "Named Officers." Thus, the same information and terms apply to 25,000 options re-priced in favor of each of the other directors (Stanley Kreitman, Rami Abada, Sidney Dworkin and Jack Polak).

     The full Board of Directors met four times in 1999.

     IV. EXECUTIVE COMPENSATION PRINCIPLES;
         AUDIT AND COMPENSATION COMMITTEE

     The Company's Executive Compensation Program is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance. In applying these principles the Audit and Compensation Committee of the Board of Directors, comprised of David Edell, Ira W. Berman, Stanley Kreitman, Jack Polak and Rami Abada, which met four times in 1999, has established a program to:

     o Reward executives for long-term strategic management and the enhancement of shareholder value.

     o Integrate compensation programs with both the Company's annual and long-term strategic planning.

     o Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to industry performance levels.

     V. EMPLOYMENT CONTRACTS/COMPENSATION PROGRAM

     The total compensation program consists of both cash and equity based 8compensation. The Audit and Compensation Committee determines the level of salary and bonuses, if any. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.

     On March 17, 1994, the Board of Directors approved 10-year employment contracts (hereinbelow, the "Edell/Berman Contracts") for David Edell and Ira Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increment, plus 2.5% of the Company's pre-tax income, less depreciation and amortization (the "2.5% measure"), plus 20% of the base salary, as bonus.

     In February 1999, the 2.5% measure in the bonus provisions of the Edell/Berman Contracts was amended so as to calculate it against earnings before income taxes, less depreciation, amortization, and expenditures for media and cooperative advertising in excess of $8,000,000.

     Long-term incentives are provided through the issuance of stock options.

     VI. STOCK OPTION PLANS

     The Company's 1984 Stock Option Plan covered 1,500,000 shares of its Common Stock.

     The Company's 1986 Stock Option Plan covered 1,500,000 shares of its Common Stock.

     The Company's 1994 Stock Option Plan covers 1,000,000 shares of its Common Stock.

     The 1994 Option Plan provides (as had the 1984 and 1986 plans) for the granting of two (2) types of options: "Incentive Stock Options" and "Nonqualified Stock Options". The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as "Incentive Stock Options" as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Options may be granted under the Options Plans to employees (including officers and directors who are also employees) and consultants of the Company, provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant.

     Option plans are administered and interpreted by the Board of Directors. (Where issuance to a Board member is under consideration, that member must abstain.) The Board has the power, subject to plan provisions, to determine the persons to whom and the dates on which options will be granted, the number of shares subject to each option, the time or times during the term of each when options may be exercised, and other terms. The Board has the power to delegate administration to a Committee of not less than two (2) Board members, each of whom must be disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act, and ineligible to participate in the option plan or in any other stock purchase, option or appreciation right under plan of the Company or any affiliate. Members of the Board receive no compensation for their services in connection with the administration of option plans.

     Option Plans permit the exercise of options for cash, other property acceptable to the Board or pursuant to a deferred payment arrangement. The 1994 Plan specifically authorizes that payment may be made for stock issuable upon exercise by tender of Common Stock of the Company; and the Executive Committee is authorized to make loans to option exercisers to finance optionee tax-consequences in respect of option exercise, but such loans must be personally guaranteed and secured by the issued stock.

     The maximum term of each option is ten (10) years. No option granted is transferable by the optionee other than upon death.

     Under the plans, options will terminate three (3) months after the optionee ceases to be employed by the Company or a parent or subsidiary of the Company unless (i) the termination of employment is due to such person's permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year of such termination (to the extent the option was vested at the time of such termination); or (ii) the optionee dies while employed by the Company or a parent or subsidiary of the Company or within three (3) months after termination of such employment, in which case the option may, but need not provide that it may be exercised (to the extent the option was vested at the time of the optionee's death) within eighteen (18) months of the optionee's death by the person or persons to whom the rights under such option pass by will or by the laws of descent or distribution; or (iii) the option by its terms specifically provides otherwise.

     The exercise price of all nonqualified stock options must be at least equal to 85% of the fair market value of the underlying stock on the date of grant. The exercise price of all Incentive Stock Options must be at least equal to the fair market value of the underlying stock on the date of grant. The aggregate fair market value of stock of the Company (determined at the date of the option grant) for which any employee may be granted Incentive Stock Options in any calendar year may not exceed $100,000, plus certain carryover allowances. The exercise price of an Incentive Stock Option granted to any participant who owns stock possessing more than ten (10%) of the voting rights of the Company's outstanding capital stock must be at least 110% of the fair market value on the date of grant and the maximum term may not exceed five (5) years.

     Consequences to the Company: There are no Federal income tax consequences to the Company by reason of the grant or exercise of an Incentive Stock Option.

     As at May 15, 2000, 1,184,500 stock options, yet exercisable, to purchase 1,184,500 shares of the Company's Common Stock, were outstanding.

     VII. PERFORMANCE GRAPH

     Set forth below is a line graph (followed by a numerical table) comparing cumulative total shareholder return on the Company's Common Stock, through five years, from November 30, 1994 to November 30, 1999, with the cumulative total return of companies in the NASDAQ Stock Market (U.S.) and the cumulative total return of Dow Jones's Cosmetics/Personal Care Index during the dame period.

                       COMPARISON OF 5 YEAR TOTAL RETURN*

                            [GRAPHIC REPRESENTATION]


                                               11/94      11/95       11/96       11/97      11/98       11/99
                                              ------      -----       -----       -----      -----       -----
CCA Industries, Inc. ..................       100.00       38          62          63         37          37
DJ Equity Market ......................       100.00       138         176         226        278         335
DJ Cosmetics/Personal Care ............       100.00       135         181         220        230         201

* $100 invested on 11/30/94 in stock or index, including reinvestment of dividends.

D. THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Company's Board of Directors has no nominating committee. Its Audit and Compensation Committee members are Messrs. Stanley Kreitman, Jack Polak, Sidney Dworkin, David Edell and Ira Berman. They met four times during fiscal 1999, to review financial information in respect of the Company's business. (The Board of Directors plans and expects that, prior to June 14, 2000, an Audit Committee, consisting of Stanley Kreitman, Jack Polak, Sidney Dworkin and Ira Berman will be elected and established; and that such committee will adopt a Charter, in accordance with new NASDAQ requirements, pursuant to which it will serve and function in accordance with new

Securities And Exchange Commission rules. Within the same time frame, the Board plans and expects to re-nominate the `old' Audit and Compensation Committee as the Compensation Committee.)

     During the 1999 fiscal year there were four formal meetings of the full Board. Informal meetings of members of the Board were held quarterly.

E. RELATED DIRECTORS AND/OR OFFICERS

     David Edell is the Company's President and Chief Executive Officer. He is also a director. Drew Edell and Dunnan Edell are his sons. Both are Vice-Presidents of the Company, and Dunnan Edell is also a director.

     Ira Berman is the Company's Secretary and an Executive Vice-President, and Chairman of its Board of Directors. Rami Abada, a director, is his son-in-law.

F. REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company's principal executive office. A proxy holder can also revoke a filed proxy by attending the meeting and voting in person.

G. SOLICITATION OF PROXIES

     It is estimated that the costs associated with proxy solicitation will be approximately $15,000. The Company will bear the entire cost of solicitation, including preparation, assembly , printing and mailing of this Proxy Statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

H. SHAREHOLDER PROPOSALS FOR THE YEAR 2001

     Proposals of shareholders that are intended to be presented at the Company's year 2001 Annual Meeting of Shareholders must be received by the Company no later than February 13, 2001 in order to be included in the Company's proxy materials relating to that meeting.

                            II. MANAGEMENT PROPOSALS

                                 PROPOSAL NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

     All seven seats on the Company's Board of Directors are subject to one year terms, and will be voted at the 2000 Annual Meeting. Four are subject to election by holders of Class A Common Stock and three by holders of Common Stock. Each elected director will hold office until the next Annual Meeting of Shareholders and until a successor is elected and has qualified, or until death, resignation or removal.

     Each of the four nominees proposed for election by the holders of the Company's Class A Common Stock (David Edell, Ira Berman, Jack Polak and Stanley Kreitman), and each of those proposed for election by the holders of Common Stock (Dunnan Edell, Sidney Dworkin and Rami G. Abada) already serves as a director, and has agreed to continue to serve. No vote or proxy is solicited in respect of the Class A nominees, since three them (Messrs. Berman, Polak and David Edell) own in excess of 95% of the Class A Common Stock shares.

     Set forth below is information regarding all nominees, including information they have furnished concerning their principal occupations and certain other directorships, and their ages as of May 1, 2000. (The stock ownership of each of the nominees is presented above, under "Share Ownership of Directors, Officers and 5% Owners.")

   a.  Class A Common Stock Nominees

     David Edell, age 68, is President and Chief Executive Officer. Prior to his association with the Company he was a marketing and financial consultant, and had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America.

     Ira W. Berman, age 68, is the Company's Executive Vice President and Corporate Secretary. He is also the Chairman of its Board of Directors. Mr. Berman is an attorney who has been engaged in the practice of law since 1955. He received a Bachelor of Arts Degree (1953) and Bachelor of Laws Degree (1955) from Cornell University, and is a member of the American Bar Association.

     Jack Polak, age 87, has been a private investment consultant since April 1982, and holds a tax consultant certification in The Netherlands. From 1977 until 1995, he was a director of Petrominerals Corporation, a public company engaged in oil and gas production, located in Tustin, California. From August 1993 until February 1995, he was a director of Convergent Solutions, Inc. From February 1995 (upon a merger involving Convergent Solutions), until December 1999, he was a director of K.T.I. Industries, Inc. of Guttenberg, NJ, a public company engaged in the waste - to - energy business.

     Stanley Kreitman, age 68, has been Vice Chairman of the Board of Manhattan Associates, an equity - investment firm, since 1994. He is also a director of Medallion Funding Corp., an SBIC. Since February 1999 and June 1999, respectively, he has been a director of K.S.W. Corp. and P.M.C.C. Mortgage Corp. Mr. Kreitman has been Chairman of the Board of Trustees of The New York Institute of Technology since 1989, and of Crime-Stoppers of Nassau County (NY), since 1994. He is also a director and/or executive committee member of the following organizations: The New York City Board of Corrections, The New York City Police Foundation, St. Barnabas Hospital, The New York College of Osteopathic Medicine, and The Police Athletic League. From 1975 until 1993, he was President of United States Banknote Corporation, a securities printer.

   b.  Common Stock Nominees

     Dunnan Edell, the 44 year-old son of David Edell, became a director in 1994. A Senior Vice President-Sales, he joined the Company in 1984, and was appointed Divisional Vice-President in 1986. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984, and by Hazel Bishop from 1977 to 1981.

     Sidney Dworkin, age 79, has been a director since 1985. He was one of the founders, and from 1966 until 1987, was the President and Chairman of the Board of Revco D.S., Inc., which was one of the largest drug store chains in the United States. (He terminated his association with Revco in September 1987.) Mr. Dworkin is a certified public accountant and a graduate of Wayne State University. He is also a director of Northern Technologies International, Inc., Crager Industries, Inc., and Viragen Inc., and is Chairman of the boards of Comtrex Systems, Inc., MarbleEdge Group, Inc., Nova Pet, Inc. and Paragon Mortgage, Inc. He was a director of Neutrogena Corp. until its acquisition by Johnson & Johnson, and is a former Chairman of the National Association of Chain Drug Stores.

     Rami G. Abada, age 40, is the President and Chief Operating Officer of the publicly-owned Jennifer Convertibles, Inc. He has been its Chief Operating Officer since April of 1994, and was Executive Vice President from April 1994 to December 1997. From 1982 to 1994, he was a Vice President of Operations in the Jennifer Convertibles organization. Mr. Abada, who is Ira Berman's son-in-law, earned a B.B.A. in 1981 upon his graduation from Bernard Baruch College of The City University of New York.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE COMMON STOCK NOMINEES AS PROPOSED IN THIS PROPOSAL NO. 1. A MAJORITY OF THE VOTED COMMON STOCK VOTE IS REQUIRED FOR APPROVAL.

                                 PROPOSAL NO. 2
                       APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Sheft Kahn & Company L.L.P., independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2000. The appointment shall continue at the pleasure of the Board of Directors, subject to approval by the shareholders. The Auditors have acted as the Company's auditors since 1983.

     The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2. A MAJORITY OF THE AGGREGATED CLASS A COMMON STOCK AND COMMON STOCK VOTED IS REQUIRED FOR APPROVAL.

                               III. OTHER MATTERS

     The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.

                               IV. CERTAIN REPORTS

     Based upon reports furnished to the Company, all reports required to be filed during or concerning the Company's 1999 fiscal year, by officers, directors and principal shareholders, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.

                                           By Order of the Board of Directors

                                           /S/ IRA W. BERMAN
                                           ------------------------------
                                           Ira W. Berman,
                                             Chairman of the Board of Directors

East Rutherford, New Jersey
May 26, 2000

                              CCA INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at the Fairfield Inn, 850 Route 120, East Rutherford, New Jersey, on July 12, 2000 at 4:00 p.m., and to vote as directed below upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged).

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED "FOR" THE ELECTION OF SIDNEY DWORKIN, RAMI G. ABADA AND DUNNAN EDELL AS DIRECTORS, AND "FOR" THE APPOINTMENT OF SHEFT KAHN & COMPANY, L.L.P.

      PLEASE MARK YOUR
 [X]  VOTES AS IN THIS
      EXAMPLE.

-------------------------------------------------------------------------------
1. Election of      FOR      WITHHELD
   Directors        [ ]        [ ]       Nominees:
                                                 Sidney Dworkin
                                                 Rami G. Abada
                                                 Dunnan Edell

For, except vote withheld from the following nominee(s).

_____________________________________________________

2. Ratification of the Board of                    FOR    AGAINST    ABSTAIN
   Directors' appointment of Sheft                 [ ]      [ ]        [ ]
   Kahn & Company L.L.P. as the
   Company's independent, certified
   public accountants for the fiscal
   year ending November 30, 2000.






SIGNATURE(S)_____________________________________DATED:____________________

NOTE: Please sign exactly as your name appears hereon. Each joint owner must sign. Executors, Administrators, Trustees, etc. should indicate those capacities.